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                                                                    Exhibit 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our reports on the audited financial statements of Dock Truck Express Inc., dated August 29, 1996, Pronto Delivery Service, Inc., dated August 15, 1996, and RUSHTRUCKING, Inc., dated August 22, 1996 included in the Form 8-K as filed by Corporate Express, Inc. on September 19, 1996, and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP
                                                             ARTHUR ANDERSEN LLP

September 19, 1996
Houston, Texas